EXHIBIT 99.2

BROOKFIELD HOMES CORPORATION

12% SUBORDINATED NOTES DUE 2020

INDENTURE
DATED AS OF APRIL       , 2004

DEUTSCHE BANK TRUST COMPANY AMERICAS,
TRUSTEE

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page
Section 10.05	Statements Required in Certificate or Opinion	44
Section 10.06	Rules by Trustee and Agents	45
Section 10.07	Legal Holidays	45
Section 10.08	Governing Law	45
Section 10.09	No Adverse Interpretation of Other Agreements	45
Section 10.10	No Recourse Against Others	45
Section 10.11	Successors and Assigns	45
Section 10.12	Duplicate Originals	45
Section 10.13	Severability	45

-iv-

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

Tia Indenture Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 9.02
310(a)	7.10
(b)	7.10
(c)	N.A.
312(a)	2.05
(b)	9.03
(c)	9.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	9.02
(d)	7.06
314(a)	4.03; 4.09
(b)	N.A.
(c)(1)	9.04
(c)(2)	9.04
(c)(3)	N.A.
(d)	N.A.
(e)	9.05
315(a)	7.01(b)
(b)	7.05; 9.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.10
316(a)(last sentence)	9.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	9.01
N.A. means Not Applicable.

-v-

          INDENTURE dated as of April       , 2004, by and between Brookfield Homes Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 12% Subordinated Notes due 2020 issued under this Indenture:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 Definitions.

          “Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; provided, however, that any such Subsidiary is primarily engaged in a Related Business. For purposes of this definition, “Related Business” means any business related, ancillary or complementary (as defined in good faith by the Board of Directors) to the business of the Company and the Subsidiaries on the Issue Date.

          “Additional Notes” means any newly issued Notes, issued after the Issue Date of the Initial Notes from time to time in accordance with the terms of the Indenture.

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Agent” means any Registrar, Paying Agent, co-registrar, additional paying agent or agent for service of notices and demands.

          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Subsidiary; or (iii) any other assets of the Company or any Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $50,000,000 disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary).

          “Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          “Board of Directors” means the Board of Directors of the Company or any authorized committee thereof.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          “Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles as in effect on the Issue Date.

          “Change of Control” means the occurrence of any of the following events:

     (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Brascan Corporation and its Affiliates, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

     (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

          “Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

          “Consolidated Coverage Ratio” with respect to the Company as of any date of determination means the ratio of the Company’s EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. If the Indebtedness which is being Incurred is Incurred in connection with an acquisition by the Company or a Subsidiary, the Consolidated Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Indebtedness and the EBITDA as if the acquisition had occurred at the beginning of the four fiscal quarter period (x) of the Person becoming a Subsidiary, or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Subsidiary.

          “Consolidated Interest Expense” of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles as in effect on the Issue Date, would be included on an income statement for the Company and its Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), but excluding interest expense related to mortgage banking operations of the Company, plus the product of (i) cash dividends paid on any Preferred Stock of the Company, if any, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

          “Consolidated Interest Incurred” of the Company means, for any period, Consolidated Interest Expense, plus or minus without duplication, the difference between capitalized interest for such period and the interest component of cost of goods sold for such period.

          “Consolidated Net Income” for any period, means the aggregate of the Net Income of the Company for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles as in effect on the Issue Date, provided that (i) the Net Income of any Person in which the Company has a joint interest with a third party shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or (B) the Company’s direct or indirect proportionate interest in the Net Income of such Person, provided that, so long as the Company or a Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to this clause (B).

          “Consolidated Net Worth” of the Company means consolidated stockholders’ equity of the Company (less any increase in stockholders’ equity of each of its Subsidiaries subsequent to March 31, 2004 attributable to the Company or any of its Subsidiaries), as determined in accordance with generally accepted accounting principles as in effect on the Issue Date.

          “Corporate Trust Office” means the address of the Trustee specified in Section 10.02, or such other address as to which the Trustee may, from time to time, give written notice to the Company.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or Section 2.06(c), substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          “EBITDA” of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) depreciation expense, (iii) amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments in the future and for which an accrual or reserve is, or is required by generally accepted accounting principles as in effect on the Issue Date to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” means on any date of determination the average of the closing trading price per share of the Company’s common stock on the New York Stock Exchange for the previous 10 trading days multiplied by the number of shares of the Company’s common stock outstanding on such date of determination.

          “Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

          “Global Notes” means, individually and collectively, the Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06.

          “Hedging Obligations” of any Person means the net obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

          “Holder” means the person in whose name a Note is registered on the Registrar’s books.

          “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.

          “Indebtedness” means on any date of determination (without duplication):

          (i) the principal of and premium (if any) in respect of:

          (A) indebtedness of such Person for money borrowed and

          (B) indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capitalized Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due and not in dispute) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with generally accepted accounting principles, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the obligations, or any contingent obligations as described above at such date. However, in the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Subsidiary agrees to maintain for a joint venture a minimum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness. In addition, the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in conformity with generally accepted accounting principles as in effect on the date of such issuance.

          “Indenture” means this Indenture as amended or supplemented from time to time.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

          “Initial Notes” means the first $         aggregate principal amount of Notes issued on the Issue Date and any Notes issued in replacement therefor.

          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

          “Issue Date” means         , 2004, the date of issuance of the Initial Notes.

          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

          “Mortgage” means a first priority mortgage or first priority deed of trust on improved real property.

          “Net Income” of any Person means the net income (loss) of such Person, determined in accordance with generally accepted accounting principles as in effect on the Issue Date; excluding, however, from the determination of Net Income all gains (to the extent that they exceed all losses) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of such Person or its subsidiaries owned by such Person.

          “Net Proceeds” means with respect to any Asset Disposition, the consideration received by the Company for such disposition after (i) provision for all income and other taxes resulting from such Asset Disposition, (ii) payment of all brokerage commissions, underwriting, legal, accounting, appraisal and other fees and expenses related to such Asset Disposition and (iii) deduction of appropriate amounts to be provided by the Company as a reserve, in accordance with generally accepted accounting principles as in effect on the Issue Date, against any liabilities associated with the assets sold or disposed of in such Asset Disposition and retained by the Company after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and against any indemnification obligations associated with the assets sold or disposed of in such Asset Disposition.

          “Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than any Subsidiary which holds title to such property) for any deficiency.

          “Notes” means any Initial Notes and Additional Notes that are issued under this Indenture.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Officer” means the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

          “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, including, without limitation, Torys LLP. The counsel may be an employee of or counsel to the Company or the Trustee.

          “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

          “Payment Date” means any date specified in accordance with this Indenture as the fixed date on which any payment of principal of, or interest on, the Notes is to be made.

          “Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          “Record Date” means any date specified in accordance with this Indenture as the fixed date on which the determination of the Holders entitled to receive payment of an installment of interest on the Notes, or to take any other action pursuant to this Indenture or the Notes, shall be made.

          “Refinance” means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinancing” shall have a correlative meaning.

          “SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

          “Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal of or interest on the Notes is due and payable.

          “Subsidiary” means a corporation, a majority of the voting power of the Voting Stock of which is directly or indirectly owned by the Company or its Subsidiaries, or any Person in which the Company or its Subsidiaries have at least a majority ownership interest.

          “TIA” means the Trust Indenture Act of 1939, as in effect from time to time.

          “Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

          “Trust Officer” means the Chairman of the Board, the President, any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          “U.S. government obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depositary receipt.

          “Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

          “Wholly-Owned Subsidiary” means a Subsidiary, all of the Capital Stock (whether or not voting, but exclusive of directors’ qualifying shares) of which is owned by the Company or a Wholly-Owned Subsidiary.

     Section 1.02 Other Definitions.

Term	Defined in
“Affiliate Transaction”	4.08
“Authentication Order”	2.02
“Asset Sale Offer”	4.07
“Asset Sale Offer Amount”	4.07
“Asset Sale Purchase Date”	4.07
“Business Day”	10.07
“Covenant Defeasance”	8.01
“Custodian”	6.01
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.01
“Legal Holiday”	10.07
“Paying Agent”	2.03
“Registrar”	2.03
“Repurchase Date”	3.09
“Repurchase Price”	3.09

     Section 1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          “indenture securities” means the Notes.

          “indenture security holder” means a Holder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

     Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the Issue Date;

          (3) “or” is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

ARTICLE TWO

THE SECURITIES

     Section 2.01 Form and Dating.

     (a) General. Subject to Section 2.01(b), the Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of U.S. $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

     Section 2.02 Execution and Authentication.

          One Officer must sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee will, from time to time, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue in the aggregate principal amount stated in the Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of all Initial Notes and Additional Notes so authenticated (without duplication) except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

     Section 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The principal Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. Prior to any such appointment, the Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Notes issuable or issued in whole or in part in global form.

          The Company initially appoints the Trustee at its corporate trust office in the Borough of Manhattan, City of New York, State of New York to act as the Registrar and Paying Agent and to act as custodian with respect to the Notes.

     Section 2.04 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will, and the Trustee when acting as Paying Agent agrees that it will, hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

     Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

     Section 2.06 Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Note will be exchanged by the Company for Definitive Notes only if:

     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

          Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in a Global Note will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in a Global Note also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (1) Transfer of Beneficial Interests in the Same Global Note. A beneficial interest in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of a beneficial interest that is not subject to Section 2.06(b)(l) the transferor of such beneficial interest must deliver to the Registrar either:

     (A) both:

     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

     (B) both:

     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in 2.06(b)(1).

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act of 1933, as amended, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, subject to Section 2.06(a), upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Note(s) to the Persons in whose names such Note(s) are so registered.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

     (1) A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

     (2) If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of such Definitive Note so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

     (1) Upon request by a Holder of a Definitive Note and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of such Definitive Note. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive

Note duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

     (2) A Holder of a Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof.

     (f) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for a Definitive Note, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (h) General Provisions Relating to Transfers and Exchanges.

     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and, subject to Section 2.06(a), Definitive Notes.

     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.07 and 9.05).

     (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

     (4) The Company will not be required:

     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

     (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

     (5) Prior to due presentment for the registration of a transfer of any Note in accordance with the terms hereof, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (6) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in this Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate of the Company owns the Note; however, Notes owned by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 2.09.

          If a Note is replaced, paid or purchased pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that such Note is owned by a “protected purchaser” within the meaning of Section 8-303 of the Uniform Commercial Code of New York.

          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

     Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by a Subsidiary of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. In addition, for purposes of Section 2.08, only Notes that the Trustee knows to be owned by the Company or a Subsidiary of the Company shall not be deemed to be outstanding.

     Section 2.10 Temporary Notes.

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate certificated Notes in exchange for temporary Notes.

          Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

     Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will promptly cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the destruction of all cancelled Notes will be delivered to the Company. Except as contemplated by Sections 2.06 and 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes and in Section 4.01; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York City time on the proposed interest payment date with respect to defaulted interest to be paid on the Note. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special Record Date and Payment Date; provided that no such special Record Date may be less than 10 days prior to the related Payment Date for such defaulted interest. At least 15 days before the special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special Record Date, the related Payment Date and the amount of such interest to be paid.

     Section 2.13 Additional Notes. The Company shall be entitled to issue Additional Notes under the Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, and amount of interest payable on the first Interest Payment Date applicable thereto. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture.

          With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

          (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first Interest Payment Date applicable thereto; and

          (4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes.

ARTICLE THREE

REDEMPTION

     Section 3.01 Notices to Trustee.

          Notes shall be redeemable in accordance with their terms and with this Article. If the Company wants to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. Any such notice may be canceled at any time prior to notice of such redemption being mailed to Holders. Any such canceled notice shall be void and of no effect.

          The Company shall give each notice provided for in this Section 3.01 at least 30 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee).

     Section 3.02 Selection of Notes to be Redeemed.

          If fewer than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from Notes outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Notes so selected. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than the minimum denomination for the Notes. Notes and portions of them it selects shall be in amounts equal to the minimum denomination for the Notes or an integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.03 Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state: (1) the redemption date; (2) the redemption price; (3) the name and address of the Paying Agent; (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (5) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and (6) that the Notes are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.04 Effect of Notice of Redemption.

          Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

     Section 3.05 Deposit of Redemption Price.

          On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

     Section 3.06 Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.07 Optional Redemption.

          The Notes will be redeemable, at the option of the Company, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

     Section 3.08 Acceleration.

          The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof.

     Section 3.09 Change of Control.

          Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the provisions of the next paragraph.

          Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

     (a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date) (the “Repurchase Price”);

     (b) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

     (c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Repurchase Date”);

     (d) that any Note not tendered or accepted for payment will continue to accrue interest;

     (e) that any Note accepted for payment shall cease to accrue interest after the Repurchase Date;

     (f) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

     (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and

     (h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. The Company will publicly announce the results on or as soon as practical after the Repurchase Date. For purposes of this Section 3.09, the Trustee shall act as the Paying Agent.

ARTICLE FOUR

COVENANTS

     Section 4.01 Payment of Notes.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds money designated for and sufficient to pay the installment prior to 10:00 a.m. New York City time on the designated Payment Date.

          The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate.

     Section 4.02 Maintenance of Office or Agency.

          The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

     Section 4.03 Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default, as applicable.

     Section 4.04 Maintenance of Corporate Existence.

          The Company will cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company; provided, however, that nothing in this Section 4.04 shall prevent a consolidation or merger of the Company not prohibited by the provisions of Article Five or any other provision of this Indenture.

     Section 4.05 Compliance with Securities Laws.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 3.09 or 4.07 hereunder. To the extent that the provisions of any securities laws or regulations conflict with said provisions hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under said provisions hereunder by virtue thereof.

     Section 4.06 Limitation on Additional Indebtedness.

          The Company will not directly incur any Indebtedness unless, after giving effect thereto, either (i) the Consolidated Coverage Ratio exceeds 1.5 to 1; or (ii) the ratio of Indebtedness of the Company and its Subsidiaries (excluding for purposes of this calculation only purchase money mortgages that are Non-Recourse Indebtedness and trade payables), to the Fair Market Value of the Company is less than 3 to 1.

          Notwithstanding the foregoing, the Company may incur:

          (1) Indebtedness under one or more bank credit facilities in an amount not in excess of $600,000,000 outstanding in the aggregate at any one time;

          (2) purchase money mortgages that are Non-Recourse Indebtedness;

          (3) Indebtedness Incurred under a warehouse facility, provided that the amount of such Indebtedness (excluding funding drafts issued thereunder) outstanding at any time pursuant to this clause may not exceed 98% of the value of the Mortgages pledged to secure Indebtedness thereunder;

          (4) Indebtedness Incurred solely for the purpose of Refinancing or repaying any existing Indebtedness so long as:

          (A) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness Refinanced or repaid (plus the premiums or other payments required to be paid in connection with such Refinancing or repayment and the expenses incurred in connection therewith);

          (B) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be Refinanced or repaid; and

          (C) the new Indebtedness ranks equally with or is junior to the Indebtedness being Refinanced or repaid.

          For purposes of determining compliance with this “Limitation on Additional Indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (1) through (4) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

     Section 4.07 Limitation on Asset Sales.

          The Company will not make an Asset Disposition, other than for fair market value and in the ordinary course of business, with an aggregate net book value as of the end of the immediately preceding fiscal quarter greater than 50% of the Company’s total consolidated assets as of that date, unless (i) the consideration received by the Company for such disposition consists of at least 50% cash; provided, however, that for purposes of this provision (i), the amount of any liabilities assumed by the transferee and any securities, notes or other Obligations received by the Company which are immediately, subject to ordinary settlement periods, converted into cash shall be deemed to be cash, and (ii) the Company shall within 365 days after the date of such sale or sales, apply the Net Proceeds from such sale or sales in excess of an amount equal to 50% of the Company’s total consolidated assets to (A) a purchase of or an Investment in Additional Assets (other than cash or cash equivalents), (B) repayments, redemptions or repurchases of Indebtedness of the Company which ranks pari passu with or senior to the Notes, and/or (C) make an offer to acquire all or part of the Notes (or Indebtedness of the Company which is pari passu with or senior to the Notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to the purchase date.

          Pending such application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

          In the event the Company shall be required to offer to redeem Notes pursuant to the provisions of this Section 4.07, the Company shall deliver to the Trustee an Officers’ Certificate specifying the Asset Sale Offer Amount (as defined below) and the proposed date of purchase of the Notes by the Company (the “Asset Sale Purchase Date”). Not less than 30 days nor more than 60 days prior to the Asset Sale Purchase Date, the Company shall mail or cause the Trustee to mail (in the Company’s name and at its expense) an offer to redeem (the “Asset Sale Offer”) to each Holder of Notes. The redemption price shall be 100% of the principal amount of the Notes plus accrued interest to the redemption date and upon surrender to the Trustee or the Paying Agent, the Holders of such Notes shall be paid the redemption price. The Asset Sale Offer is to be and shall be mailed by the Company or the Trustee to the Holders of the Notes at their last registered address. The Asset Sale Offer shall remain open from the time of mailing until 5 days before the Asset Sale Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (A) that the Asset Sale Offer is being made pursuant to this Section 4.07;

          (B) the amount of Notes offered to be redeemed (the “Asset Sale Offer Amount”), the purchase price and the Asset Sale Purchase Date;

          (C) that any Note not tendered or accepted for payment will continue to accrue interest;

          (D) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (E) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Asset Sale Purchase Date;

          (F) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the

Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (G) that if Notes and or Indebtedness of the Company which is pari passu with the Notes in a principal amount in excess of the Asset Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes and Indebtedness of the Company which ranks pari passu with the Notes on a pro rata basis or by lot or in such other manner as the Trustee shall deem fair and appropriate; and

          (H) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On the Asset Sale Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis, by lot or in such other manner specified by the Trustee if required pursuant to paragraph (G) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practical after the Asset Sale Purchase Date. For avoidance of doubt, any amount of Net Proceeds remaining after the Asset Sale Purchase Date shall be returned by the Paying Agent to the Company and may be used by the Company for any purpose not inconsistent with this Indenture. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

     Section 4.08 Transactions with Affiliates.

          The Company shall not enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof:

          (1) are no less favorable to the Company than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

          (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $50,000,000 in any one year:

          (A) are set forth in writing; and

          (B) have been approved by a majority of the disinterested members of the Board of Directors.

          The provisions of the foregoing paragraph shall not prohibit:

          (1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options, deferred share units and stock ownership plans in the ordinary course of business and approved by the Board of Directors or a committee thereof;

          (2) the grant of stock options, deferred share units or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors or a committee thereof;

          (3) loans or advances to employees in the ordinary course of business of the Company;

          (4) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business; or

          (5) any Affiliate Transaction between the Company and a Subsidiary or between Subsidiaries.

     Section 4.09 Reports to Holders of the Notes.

          So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it shall continue to furnish the information required thereby to the SEC. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC or to the Holders of the Notes, it will nonetheless continue to furnish information to the Trustee as if it were subject to the periodic reporting requirements of the Exchange Act.

ARTICLE FIVE

SUCCESSOR CORPORATION

     Section 5.01 When Company May Merge, etc.

          The Company shall not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless (i) such Person (if other than the Company) is a corporation organized under the laws of the United States or Canada or any state or province thereof or the District of Columbia and expressly assumes all the obligations of the Company under this Indenture and the Notes; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) the Consolidated Net Worth of the obligor of the Notes immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under Section 4.06.

ARTICLE SIX

DEFAULTS AND REMEDIES

     Section 6.01 Events of Default.

          An “Event of Default” in respect of the Notes occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:

(1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 180 days;

(2) the failure by the Company to pay the principal of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Notes or this Indenture (as they relate thereto) for the benefit of the Holders of the Notes;

(4) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property or

(D) makes a general assignment for the benefit of its creditors;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company as debtor in an involuntary case,

(B) appoints a Custodian of the Company or a Custodian for all or substantially all of the property of the Company, or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days;

(6) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $75,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of

$75,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; or

(7) entry of a final judgment for the payment of money against the Company in an amount of $25,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding.

          Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     Section 6.02 Acceleration.

          If an Event of Default (other than an Event of Default resulting from subclauses (4) or (5) above), shall have occurred and be continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default specified in subclauses (4) or (5) above occurs, all amounts due and payable on the Notes will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than nonpayment of principal or interest on the Notes) have been cured or waived. No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

     Section 6.03 Other Remedies.

          If an Event of Default in respect of the Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision in the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04 Waiver of Existing Defaults.

          Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes on behalf of all the Holders by notice to the Trustee may waive an existing Default or Event of Default on the Notes and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05 Control by Majority.

          The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Holders, (iii) that would involve the Trustee in personal liability or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.

     Section 6.06 Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder shall have given to the Trustee written notice of a continuing Event of Default on the Notes;

(2) the Holders of at least a majority in aggregate principal amount of the outstanding Notes shall have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee shall have failed to comply with such request within 60 days after receipt of such request and such offer of indemnity; and

(5) the holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.07 Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or adversely affected without the consent of the Holder.

     Section 6.08 Collection Suit by Trustee.

          If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

     Section 6.09 Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder except as aforesaid for the election of the Custodian.

     Section 6.10 Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07, including (but not limited to) payment of all compensation, fees, expenses and liabilities incurred, and all advances made by the Trustee and any Agent and the costs and expenses of collection;

          Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: to the Company as its interests may appear.

          The Trustee may fix a Record Date and Payment Date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

ARTICLE SEVEN

TRUSTEE

     Section 7.01 Duties of Trustee.

     (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Notes, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines as unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities, fees and expenses caused by taking or not taking such action in accordance with Section 7.07 hereof.

     (b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of the capacities in which it may serve, and to each Agent, custodian and other person employed to act hereunder.

     Section 7.02 Rights of Trustee.

          Subject to Section 7.01:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable prior written notice to the Company, to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 10.04 and 10.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     (e) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or 6.01(2)) unless a Trust Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 10.02 hereof and such notice clearly references the Notes generally, the Company or this Indenture. For the avoidance of doubt, delivery of reports, information and documents to the Trustee pursuant to this Indenture are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     (h) Except to the extent provided for in Section 9.01 and subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

     Section 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

     Section 7.04 Trustee’s Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or of any prospectus used to sell the Notes; it shall not be accountable for the Company’s use of the proceeds from the Notes; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Notes other than its certificate of authentication.

     Section 7.05 Notice of Defaults.

     (a) If a Default on the Notes occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on the Notes, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Notes.

     (b) Upon becoming aware of a Default or an Event of Default, the Company shall deliver to the Trustee, promptly and in any event within five (5) days thereafter, written notice of any events which would constitute a Default or an Event of Default, their status, and what action is being taken or proposed in respect thereof.

     Section 7.06 Reports by Trustee to Holders.

          Within 60 days after each June 30 beginning with the June 30 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such June 30 that complies with TIA s.313(a) (but if no event described in TIA s.313(a) has occurred within the twelve months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA s.313(b). A copy of each report at the time of its mailing to Holders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Notes are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Notes are listed.

     Section 7.07 Compensation and Indemnity.

          The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s, or its officers’, directors’, employees’ or agents’ negligence or bad faith. To ensure the Company’s payment obligations in this Section, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

          When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (4) of Section 6.01 hereof, the expenses (including the reasonable fees and expenses of their agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

          Save as otherwise expressly provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions vested in the Trustee by this Indenture but, whenever the Trustee is bound to act under this Indenture at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.07.

     Section 7.08 Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Holders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(1) the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Holder who has been a Holder for at least six months;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee. A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Holder.

     Section 7.09 Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

     Section 7.10 Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA s.310(a)(l). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA s.310(b).

     Section 7.11 Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA s.31l(a), excluding any creditor relationship listed in TIA s.311(b). A Trustee who has resigned or been removed shall be subject to TIA s.311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

     Section 8.01 Defeasance upon Deposit of Moneys or U.S. Government Obligations.

     (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

     (b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) this Article Eight and the obligations listed in Section 8.02, (iii) the Company’s obligations pursuant to Sections 2.03, 2.04, 2.07 and 2.10, and (iv) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith;. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Notes.

     (c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from the obligations under any covenant contained in Article Four, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. government obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. government obligations to said payments with respect to the Notes to maturity or redemption;

(2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of their property is bound;

(4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5) The Company shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of Holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;

(7) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with. In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company; and

(8) The Company shall have delivered to the Trustee a certificate from a nationally recognized outside firm of certified public accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay the principal of, or accrued and unpaid interest, on the Notes on the Stated Maturity of such payments.

     (e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to the Notes, when:

(1) All Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest;

(2) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3) The Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

(4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 8.02 Survival of the Company’s Obligations.

          Notwithstanding the satisfaction and discharge of the Indenture under Section 8.01, the Company’s obligations in Paragraph 9 of the Notes and Sections 2.02 through 2.13, 4.01, 4.02, 4.03, 4.04, 4.05, 4.09, Article Seven and Article Eight, however, shall survive until the Notes are no longer outstanding. Thereafter, the Company’s obligations in Paragraph 9 of the Notes and Sections 7.07, 8.04 and 8.05 shall survive.

     Section 8.03 Application of Trust Money.

          The Trustee shall hold in trust money or U.S. government obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. government obligations in accordance with this Indenture to the payment of principal of and interest on the defeased Notes.

     Section 8.04 Repayment to the Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

     Section 8.05 Reinstatement.

          If the Trustee is unable to apply any money or U.S. government obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. government obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. government obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. government obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01 Without Consent of Holders.

          The Company and the Trustee may execute a supplemental indenture without the consent of the Holders of Notes:

(1) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all the Notes or to surrender any right or power conferred in this Indenture upon the Company;

(2) to evidence the succession of another corporation to the Company and the assumption by it of the obligations of the Company under this Indenture and the Notes;

(3) to provide for the acceptance of appointment under this Indenture of a successor Trustee with respect to the Notes and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

(4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(5) to cure any ambiguity, omission, defect or inconsistency; or

(6) to make any other change that does not adversely affect the rights of any Holder in any material respect.

     Section 9.02 With Consent of Holders.

          The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. The Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of the Notes or of this Indenture without notice to any Holder. Without the consent of each Holder, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to the redemption of Notes pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase or to redeem Notes;

(4) make any Note payable in currency or at a place other than that stated in such Note;

(5) make any change in Sections 6.04, 6.07 or this 9.02 of this Indenture;

(6) adversely modify the ranking or priority of the Notes; or

(7) waive a continuing Default or Event of Default (i) in the payment of the principal of or interest on any Note, or (ii) in respect of any covenant or provision in the Notes or this Indenture which may not be modified without the consent of each Holder pursuant to this Section 9.02.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

     Section 9.03 Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     Section 9.04 Revocation and Effect of Consents.

          A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 10 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     Section 9.05 Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     Section 9.06 Trustee to Sign Amendments, etc.

          Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE TEN

MISCELLANEOUS

     Section 10.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 10.02 Notices.

          Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

          if to the Company:

Brookfield Homes Corporation
12865 Pointe Del Mar
Suite 200
Del Mar, California 92014
Attention: Secretary

          if to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street – 27th Floor
New York, NY 10005
Attention: Trust and Securities Service
Fax: (212) 797-8614

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

          If the Company mails notice or communications to the Holders, it shall mail a copy to the Trustee at the same time.

     Section 10.03 Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA s.312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA s.312(c).

     Section 10.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of the Indenture.

     Section 10.05 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 10.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

     Section 10.07 Legal Holidays.

          A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Los Angeles, California, Chicago, Illinois and New York, New York are not required to be open. If a Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. A “Business Day” is any day other than a Legal Holiday.

     Section 10.08 Governing Law.

          The laws of the State of New York shall govern this Indenture and the Notes.

     Section 10.09 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.10 No Recourse Against Others.

          All liability described in Paragraph 14 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

     Section 10.11 Successors and Assigns.

          All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

     Section 10.12 Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.13 Severability.

          In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or the Notes.

SIGNATURES

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

BROOKFIELD HOMES CORPORATION
By:	______________________________________
Name:
Title:

By:	______________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	_____________________________________
Name:
Title:

EXHIBIT A

FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	CUSIP No.:

12% Subordinated Notes due 2020

          BROOKFIELD HOMES CORPORATION, a Delaware corporation, promises to pay to            ,  or registered assigns, the principal sum of                      ($            ) on                      , 2020.

          Interest Payment Dates: June 30 and December 31, commencing June 30, 2004

          Record Dates: June 15 and December 15

          Dated:                      , 2004

BROOKFIELD HOMES CORPORATION
By:	_____________________________________
Name
Title

By:	_____________________________________
Name
Title

          Deutsche Bank Trust Company Americas, as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:	__________________________________
Name
Authorized Signatory

BROOKFIELD HOMES CORPORATION

12% Subordinated Notes due 2020

     1. Interest. Brookfield Homes Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 30 and December 31 of each year, commencing June 30, 2004 (each an “Interest Payment Date”) until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April      , 2004, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special Payment Date to Holders of record on such special Record Date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder but with prior written notice to the Trustee. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

     4. Indenture. The Company issued the Notes under an Indenture dated as of April      , 2004, between the Company and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Brookfield Homes Corporation, 12865 Pointe Del Mar, Suite 200, Del Mar, California 92014, Attention: Investor Relations Department.

     5. Optional Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior written notice mailed by first class mail to each Holder of Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed. If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $ 1,000, unless all of the Notes held by a Holder are to be redeemed. If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before 10:00 a.m. (New York City time) on the redemption date, then on and after the redemption date interest shall cease to accrue on Notes or portions of them called for redemption.

     6. Mandatory Repurchase Obligation. If there is a Change of Control of the Company, the Holder of this Note shall have the right to require the Company to repurchase all or a portion of this Note at a purchase price equal to 100% of the principal amount hereof plus accrued and unpaid interest to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

     7. Denominations, Transfer, Exchange. If this Note is issued in global form and contains a legend on the face hereof to such effect, the provisions of this Section 7 shall be deemed superseded by such legend and Article Two of the Indenture, to the extent the provisions of this Section 7 are inconsistent with such legend or Article Two.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

     8. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

     9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

     10. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any other change that does not adversely affect the rights of any Holder in any material respect.

     11. Defaults and Remedies. The following are Events of Default: (i) failure by the Company to pay the principal of any Note when due; (ii) failure by the Company to pay any interest on any Note when due, continuing for 180 days; (iii) failure by the Company to comply with its other agreements or covenants in the Notes or the Indenture for the benefit of the Holders of the Notes upon the receipt by the Company of notice of such Default from the Trustee, or upon the receipt by the Company and the Trustee of notice of such Default by the Holders of at least 30% in aggregate principal amount of the Notes, and (except in the case of a Default with respect to certain covenants described in the Indenture) the Company’s failure to cure such Default within 60 days after receipt of such notice; (iv) certain events of bankruptcy or insolvency; (v) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $75,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $75,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; and (vi) entry of a final judgment for the payment of money against the Company in an amount of $25,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding.

          In case an Event of Default (other than arising out of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time outstanding and accrued and unpaid interest, if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of bankruptcy or insolvency occurs and is continuing, the outstanding principal of and accrued and unpaid interest, if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

          Such declaration or acceleration and its consequences (other than an acceleration due to nonpayment of principal of, or interest on, the Notes) may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

          An existing Default (other than a Default in payment of principal of, or interest on, the Notes or Default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Holder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time outstanding upon the conditions provided in the Indenture.

     12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

     13. Trustee Dealings With Company. Deutsche Bank Trust Company Americas, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

     14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     15. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

     16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s Social Security or Tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company check the box: [  ]

If you want to elect to have only part of the Note purchased by the Company, state the amount you elect to have purchased:

U.S.$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal
	Amount of	Amount of	Amount of this
	decrease in	increase in	Global Note	Signature of
	Principal	Principal	following such	authorized officer
Date of	Amount of this	Amount of this	decrease (or	of Trustee or
Exchange	Global Note	Global Note	Increase)	Custodian

* THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.